UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2013

Oracle Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35992	54-2185193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California 94065

(Address of principal executive offices) (Zip Code)

(650) 506-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 31, 2013, Oracle Corporation held its 2013 Annual Meeting of Stockholders. The following is a brief description of each matter submitted to a vote at the Annual Meeting, as well as the number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter. For more information about these proposals, please refer to Oracle Corporation’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on September 20, 2013.

Proposal No. 1: Election of Directors

The stockholders elected each of the following persons as a director to hold office until the 2014 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey S. Berg	3,054,764,899	568,575,279	428,220,284
H. Raymond Bingham	2,713,310,638	910,029,540	428,220,284
Michael J. Boskin	3,041,810,965	581,529,213	428,220,284
Safra A. Catz	3,305,534,486	317,805,692	428,220,284
Bruce R. Chizen	2,094,386,142	1,528,954,036	428,220,284
George H. Conrades	2,155,441,944	1,467,898,234	428,220,284
Lawrence J. Ellison	3,444,972,450	178,367,728	428,220,284
Hector Garcia-Molina	3,070,030,287	553,309,891	428,220,284
Jeffrey O. Henley	2,994,689,276	628,650,902	428,220,284
Mark V. Hurd	3,436,607,040	186,733,138	428,220,284
Naomi O. Seligman	2,159,313,753	1,464,026,425	428,220,284

Proposal No. 2: Advisory Vote to Approve Executive Compensation

The stockholders cast an advisory vote to approve executive compensation as follows: 1,560,670,544 shares in favor, 2,040,018,954 shares against, 23,352,597 shares abstaining and 427,518,367 broker non-votes.

Proposal No. 3: Approval of Amendment to the Long-Term Equity Incentive Plan

The stockholders approved an amendment to Oracle’s Amended and Restated 2000 Long-Term Equtiy Incentive Plan to increase the number of shares of our common stock reserved for issuance thereunder by an additional 305,000,000 shares, with 2,392,351,589 shares in favor, 1,220,864,261 shares against, 10,826,244 shares abstaining and 427,518,368 broker non-votes.

Proposal No. 4: Ratification of Selection of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Ernst & Young LLP as Oracle’s independent registered public accounting firm for the fiscal year ending May 31, 2014, with 4,027,370,417 shares voting in favor, 19,302,030 shares against and 4,888,015 shares abstaining.

Proposal No. 5: Stockholder Proposal Regarding Establishing a Board Committee on Human Rights

The stockholders defeated a stockholder proposal requesting that Oracle establish a Human Rights Committee, including independent relevant human rights experts, to review, assess, disclose and make recommendations to enhance the company’s policy and practice on human rights , with 92,357,367 shares in favor, 3,212,974,396 shares against, 318,719,762 shares abstaining and 427,508,937 broker non-votes.

Proposal No. 6: Stockholder Proposal Regarding Independent Board Chairman

The stockholders defeated a stockholder proposal requesting that Oracle’s Board of Directors adopt a policy that, whenever possible, the chairman of Oracle’s Board of Directors be an independent director, with 1,587,631,133 shares in favor, 2,026,324,091 shares against, 10,079,085 shares abstaining and 427,526,153 broker non-votes.

Proposal No. 7: Stockholder Proposal Regarding Vote Tabulation

The stockholders defeated a stockholder proposal requesting that Oracle’s Board of Directors amend Oracle’s governing documents to provide that all matters presented to shareholders be decided by a simple majority of the shares voted FOR and AGAINST (or “withheld” in the case of board elections, with 314,812,259 shares in favor, 3,293,856,871 shares against, 15,379,194 shares abstaining and 427,512,138 broker non-votes.

Proposal No. 8: Stockholder Proposal Regarding Multiple Performance Metrics

The stockholders defeated a stockholder proposal requesting that Oracle’s Compensation Committee of the Board of Directors, in setting performance measures for top executives, include multiple weighted metrics over a multiyear period, and disclose to shareholders any changes to such metrics, with 1,335,078,215 shares in favor, 2,239,999,300 shares against, 48,958,909 shares abstaining and 427,524,038 broker non-votes.

Proposal No. 9: Stockholder Proposal Regarding Quantifiable Performance Metrics

The stockholders defeated a stockholder proposal requesting Oracle’s Compensation Committee of the Board of Directors adopt a policy that all equity compensation plans submitted for shareholder approval after the 2013 annual meeting of shareholders under Section 162(m) of the Internal Revenue Code specify the awards that will result from performance; with 761,822,087 shares in favor, 2,847,268,094 shares against, 14,946,240 shares abstaining and 427,524,041 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2013

ORACLE CORPORATION

By	/s/ Dorian Daley
Name:	Dorian Daley
Title:	Senior Vice President, General Counsel and Secretary